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                                                                     Exhibit 5.1


                      [Letterhead of Debevoise & Plimpton]


                                                              September 14, 1999

Neuberger Berman Inc.
605 Third Avenue
New York, NY 10158

                              Neuberger Berman Inc.
                       Registration Statement on Form S-1
                       ----------------------------------

Dear Sirs:

            We have acted as counsel to Neuberger Berman Inc, a Delaware corporation (the "Registrant"), in connection with a Registration Statement on Form S-1 (File No. 333-84525 (the "Registration Statement") filed by the Registrant with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"), relating to an offering (the "Offering") of shares of the Registrant's Common Stock, par value $.01 per share (the "Common Stock"), by the Registrant and certain stockholders of the Registrant (such shares of Common Stock, including any shares that may be sold upon exercise of underwriters' over-allotment options and any additional shares that may be registered in accordance with Rule 462(b) under the Act for sale in the Offering, the "Shares").

            In so acting, we have examined and relied upon the originals, or copies certified or otherwise identified to our satisfaction, of such records, documents,
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Neuberger Berman Inc.                                         September 14, 1999


certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.

            We are of the opinion that once the Registration Statement relating to the Shares has become effective under the Act and the Shares have been duly issued and sold as contemplated by the Registration Statement, the Shares will be validly issued, fully paid and non-assessable.

            The foregoing opinion is limited to the Federal laws of the United States and the General Corporation Law of the State of Delaware, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

            We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, to the reference to our firm under the caption "Legal Matters" in the Prospectus forming a part thereof and to the incorporation by reference of this opinion and consent as exhibits to any registration statement filed in accordance with Rule 462(b) under the Act relating to the Offering. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

                                          Very truly yours,

                                          /s/ Debevoise & Plimpton